Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           ALLIANT ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)
          Wisconsin                                      39-1380265
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)
                            4902 North Biltmore Lane
                            Madison, Wisconsin 53718
                                 (608) 458-3311
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      _____________________________________
                         ALLIANT ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)
          Wisconsin                                     39-1605561
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
        incorporation)
                              Alliant Energy Tower
                               200 First Street SE
                            Cedar Rapids, Iowa 52401
                                 (319) 398-4411
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      _____________________________________
               F. J. Buri, Esq.                          with a copy to:
             Corporate Secretary
           Alliant Energy Corporation              Benjamin F. Garmer, III, Esq.
            4902 North Biltmore Lane                      Foley & Lardner
            Madison, Wisconsin 53718                 777 East Wisconsin Avenue
                 (608) 458-3311                      Milwaukee, Wisconsin 53202
(Name, address, including zip code, and telephone         (414) 271-2400
number, including area code, of agent for service)
                      _____________________________________
         Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.|X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
  Title of Each Class of Securities to Be Registered   Proposed Maximum Aggregate Offering Price(1)   Amount of Registration Fee(2)
------------------------------------------------------------------------------------------------------------------------------------
Alliant Energy Corporation Common Stock, $.01 par
    value, with attached Common Share Purchase
    Rights(4)........................................                       (3)
Alliant Energy Resources, Inc. Debt Securities.......                       (3)
Alliant Energy Corporation Guarantees of the Alliant
    Energy Resources, Inc. Debt Securities(5)........
Alliant Energy Corporation Stock Purchase Contracts..                       (3)
Alliant Energy Corporation Stock Purchase Units......                       (3)
------------------------------------------------------------------------------------------------------------------------------------
Total                                                                 $400,000,000(6)                            $32,360
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.
(2) A filing fee of $16,812.65 was previously paid in connection with unsold securities registered under a registration statement on Form S-3 (Registration No. 333-70964) initially filed by Alliant Energy Corporation on October 4, 2001. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, Alliant Energy Corporation is offsetting $16,812.65 of previously paid filing fees against the total filing fee of $32,360 due in connection with the filing of this Registration Statement.
(3)  Not applicable pursuant to General Instruction II.D of Form S-3.
(4) Each share of Alliant Energy Corporation Common Stock has attached thereto one Common Share Purchase Right.
(5) Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.
(6) Except as permitted by Rule 429 under the Securities Act, in no event will the aggregate maximum offering price of all securities issued from time to time pursuant to this registration statement exceed $400,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. This total amount also includes such securities as may, from time to time, be issued upon conversion or exchange of securities registered hereunder, to the extent any such securities are, by their terms, convertible into or exchangeable for other securities.

                      _____________________________________
         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

The information in this prospectus is not complete and may be changed. Alliant Energy Corporation and Alliant Energy Resources, Inc. may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where this offer or sale is not permitted.



                   SUBJECT TO COMPLETION, DATED APRIL 2, 2003


                              [ALLIANT ENERGY LOGO]


                          $400,000,000 Aggregate Amount
                              ____________________

                           Alliant Energy Corporation

                                  Common Stock

                              Stock Purchase Units

                            Stock Purchase Contracts
                              ____________________

                         Alliant Energy Resources, Inc.

                                 Debt Securities
                     Fully and Unconditionally Guaranteed by
                           Alliant Energy Corporation
                            _________________________

     By this prospectus, Alliant Energy Corporation and Alliant Energy Resources, Inc. may offer from time to time up to an aggregate of $400,000,000 of their securities. Alliant Energy Corporation and Alliant Energy Resources, Inc. will provide specific terms of the securities, including the offering prices, in supplements to this prospectus. The supplements may also add, update or change information contained in this prospectus. You should read this prospectus and the prospectus supplement relating to the specific issue of securities carefully before you invest.

     Alliant Energy Corporation's common stock is listed on the New York Stock Exchange under the symbol "LNT."

                            _________________________

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                            _________________________


               The date of this prospectus is ____________, 2003.

                                TABLE OF CONTENTS


                                                                           Page

About This Prospectus......................................................  2
Alliant Energy Corporation.................................................  3
Alliant Energy Resources...................................................  3
Use of Proceeds............................................................  3
Consolidated Ratio of Earnings to Fixed Charges............................  4
Description of Common Stock................................................  5
Description of Debt Securities.............................................  7
Description of Stock Purchase Contracts and Stock Purchase Units........... 19
Plan of Distribution....................................................... 20
Where You Can Find More Information........................................ 21
Legal Matters.............................................................. 22
Experts.................................................................... 22


                              ABOUT THIS PROSPECTUS

     Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to "Alliant Energy" mean Alliant Energy Corporation and to "Resources" mean Alliant Energy Resources, Inc.

     This prospectus is part of a registration statement that Alliant Energy and Resources filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf process, Alliant Energy and Resources may, from time to time, sell the securities or combinations of the securities described in this prospectus in one or more offerings with a maximum aggregate offering price of up to $400,000,000. This prospectus provides you with a general description of the securities that Alliant Energy and Resources may offer. Each time Alliant Energy or Resources offers securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

     Alliant Energy and Resources may use this prospectus to offer from time to time:

     o    shares of Alliant Energy's common stock;

     o Resources debt securities, along with the related guarantees of Alliant Energy;

     o    Alliant Energy's stock purchase contracts and stock purchase units.

In this prospectus, Alliant Energy and Resources sometimes refer to the common stock, debt securities, guarantees, stock purchase contracts and stock purchase units collectively as the securities.

     You should rely only on the information contained or incorporated by reference in this prospectus and in any supplement. Alliant Energy and Resources have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Alliant Energy's and Resources' business, financial condition, results of operations and prospects may have changed since those dates.

                           ALLIANT ENERGY CORPORATION

     Alliant Energy is an energy-services provider engaged primarily in regulated utility operations in both the Midwest and internationally. Alliant Energy also has significant non-regulated domestic and international operations, which are operated through Resources. Through its subsidiaries and partners, Alliant Energy provides electric, natural gas and steam services to more than three million customers worldwide.

     Alliant Energy's domestic regulated public utility subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company, are engaged principally in:

     o the generation, transmission, distribution and sale of electric energy;

     o    the purchase, distribution, transportation and sale of natural gas;
          and

     o    the provision of steam services in selected markets.

     The principal markets for Alliant Energy's domestic utility subsidiaries are located in Iowa, Wisconsin, Minnesota and Illinois.

     Alliant Energy is a registered public utility holding company subject to regulation by the SEC under the Public Utility Holding Company Act of 1935 and is subject to the regulatory provisions of that Act.

     Alliant Energy's principal executive offices are located at 4902 North Biltmore Lane, Madison, Wisconsin 53718, and its telephone number is (608) 458-3311.

                            ALLIANT ENERGY RESOURCES

     Resources, a wholly-owned subsidiary of Alliant Energy, has energy-related operations and investments throughout the United States and in certain foreign countries. Resources is focused on utility-based investments in key international markets and developing non-regulated generation assets in select areas of the United States.

     Resources' principal executive offices are located at Alliant Energy Tower, 200 First Street SE, Cedar Rapids, Iowa 52401, and its telephone number is (319) 786-4411.

                                 USE OF PROCEEDS

     Unless otherwise specified in the applicable prospectus supplement, the net proceeds from the sale of the securities will be:

     o used by Alliant Energy to make capital contributions to its domestic utility subsidiaries, which may use these capital contributions for financing the development and construction of new generation and distribution facilities, funding additional working capital, financing other capital expenditures and other general corporate purposes; or

     o    used by Alliant Energy and Resources to repay debt.

Until Alliant Energy and Resources use the net proceeds from the sale of the securities for these purposes, they may place the net proceeds in temporary investments.

                 CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

         The following table shows Alliant Energy's consolidated ratio of earnings to fixed charges for each of its last five years:

                                       Year Ended December 31,
------------------------------------------------------------------------------------------------------
       1998                  1999                 2000                 2001                2002
-------------------    -----------------    -----------------    -----------------    ----------------

       2.08                  2.64                 3.78                 1.77                1.48

The ratio of earnings to fixed charges calculation in the above table relates to Alliant Energy's continuing operations. Refer to Note 16 of Alliant Energy's "Notes to Consolidated Financial Statements" in Alliant Energy's Form 10-K for the year ended December 31, 2002 for information related to Alliant Energy's discontinued operations.

                           DESCRIPTION OF COMMON STOCK

     The following description of Alliant Energy's common stock summarizes general terms and provisions that apply to the common stock. Since this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to Alliant Energy's articles of incorporation and its rights agreement, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information."

General

     Alliant Energy's articles of incorporation provide that it has authority to issue 200,000,000 shares of common stock. The SEC has authorized Alliant Energy under the Public Utility Holding Company Act of 1935 to issue the shares to be offered pursuant to this prospectus. Alliant Energy does not have the authority under its articles of incorporation to issue shares of preferred stock.

Common Stock

     All of the issued and outstanding shares of Alliant Energy's common stock are fully paid and nonassessable, and the shares of common stock being sold by Alliant Energy, upon completion of any offering, will be fully paid and nonassessable, except in either case as provided under Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. This provision of Wisconsin law provides that shareowners will be personally liable up to the par value of the shares owned by them for all debts Alliant Energy owes to its employees for services performed for the Company not exceeding six months service in any one case. A Wisconsin trial court has interpreted "par value" to mean the subscription price paid for the shares rather than the lower stated par value. While the Wisconsin Supreme Court by an evenly divided vote affirmed the trial court's decision, that affirmation technically provides no precedential effect because of the court's even decision.

     Alliant Energy's common stock is entitled to such dividends as may be declared from time to time by its board of directors in accordance with applicable law. Alliant Energy's ability to pay dividends is dependent upon a number of factors, including the ability of its subsidiaries to pay dividends. Alliant Energy's utility subsidiaries each have restrictions on the payment of dividends on their common stock based on their respective bond indentures, the terms of their outstanding preferred stock and regulatory restrictions applicable to them.

     Only the holders of common stock will be entitled to vote for the election of members to Alliant Energy's board of directors and on all other matters. Holders of Alliant Energy's common stock are entitled to one vote per share of common stock held by them on all matters properly submitted to a vote of shareowners, subject to Section 180.1150 of the Wisconsin Business Corporation Law. See "- Statutory Provisions." Shareowners have no cumulative voting rights, which means that the holders of shares entitled to exercise more than 50% of the voting power are able to elect all of the directors to be elected. Alliant Energy's board of directors is divided into three classes, with staggered terms of three years each.

     All shares of common stock are entitled to participate equally in distributions in liquidation. Holders of common stock have no preemptive rights to subscribe for or purchase Alliant Energy's shares. There are no conversion rights, sinking fund or redemption provisions applicable to Alliant Energy's common stock.

     The transfer agent for Alliant Energy's common stock is Alliant Energy's Shareowner Services Department.

Common Share Purchase Rights

     Alliant Energy has entered into a rights agreement pursuant to which each outstanding share of its common stock, including those shares being sold by Alliant Energy pursuant to this prospectus, has attached a right to purchase one-half of one share of Alliant Energy's common stock. A right will also attach to each share of common stock that Alliant Energy subsequently issues prior to the expiration of the rights agreement. Under circumstances described below, the rights will entitle the holder of the rights to purchase additional shares of common stock. In this prospectus and any accompanying prospectus supplement, unless the context requires otherwise, all references to Alliant Energy's common stock include the accompanying rights.

     Currently, the rights are not exercisable and trade with the common stock. If the rights become exercisable, each full right, unless held by a person or group that beneficially owns more than 15% of Alliant Energy's outstanding common stock, will initially entitle the holder to purchase one half of one share of Alliant Energy's common stock at a purchase price of $95 per full share, or $47.50 per half share, subject to adjustment. The rights will become exercisable only if a person or group has acquired, or announced an intention to acquire, 15% or more of Alliant Energy's outstanding common stock. Under some circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the right's then-current exercise price, shares of Alliant Energy's common stock having a market value of two times the exercise price. If another corporation acquires Alliant Energy after a party acquires 15% or more of Alliant Energy's common stock, each holder of a right will be entitled to receive the acquiring corporation's common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $0.001 per right until a party acquires 15% or more of Alliant Energy's common stock and, after that time, may be exchanged for one share of Alliant Energy's common stock per right until a party acquires 50% or more of Alliant Energy's common stock. The rights expire on January 20, 2009, subject to extension. Under the rights agreement, Alliant Energy's board of directors may reduce the thresholds applicable to the rights from 15% to not less than 10%. The rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on Alliant Energy's earnings.

Statutory Provisions

     Because Alliant Energy is a public utility holding company under the Public Utility Holding Company Act of 1935, the SEC must approve the acquisition of any of Alliant Energy's securities or utility assets by a registered public utility holding company or any person who would, as a result of such acquisition, become an affiliate of two or more public utility companies. Similarly, Section 196.795(3) of the Wisconsin Statutes provides that no person may hold or acquire, directly or indirectly, more than 10% of the outstanding securities of a public utility holding company such as Alliant Energy without the approval of the Public Service Commission of Wisconsin.

     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of public Wisconsin corporations such as Alliant Energy held by any person or persons acting as a group in excess of 20% of Alliant Energy's voting power is limited to 10% of the full voting power of those shares, unless full voting power of those shares has been restored pursuant to a vote of shareowners. Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law contain some limitations and special voting provisions applicable to specified business combinations involving Wisconsin corporations such as Alliant Energy and a significant shareholder, unless the board of directors of the corporation approves the business combination or the shareholder's acquisition of shares before these shares are acquired.

     Similarly, Sections 180.1130 to 180.1133 of the Wisconsin Business Corporation Law contain special voting provisions applicable to some business combinations, unless specified minimum price and procedural requirements are met. Following commencement of a takeover offer, Section 180.1134 of the Wisconsin Business Corporation Law imposes special voting requirements on share repurchases effected at a premium to the market and on asset sales by the corporation, unless, as it relates to the potential sale of assets, the corporation has at least three independent directors and a majority of the independent directors vote not to have the provision apply to the corporation.

                       DESCRIPTION OF THE DEBT SECURITIES

     The following description of the terms of Resources' debt securities summarizes general terms and provisions that apply to the debt securities. Resources will describe the particular terms of any debt securities more specifically in the prospectus supplement relating to those debt securities. Resources will indicate in the prospectus supplement whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

     Resources will issue, in one or more series, debt securities under an indenture, dated as of November 4, 1999, between Resources and U.S. Bank, N.A., as trustee and paying agent, as supplemented and amended from time to time. This indenture, as supplemented and amended, is referred to in this prospectus as the indenture. This section briefly summarizes the indenture. Since this is only a summary, it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to the indenture which is filed as an exhibit to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See "Where You Can Find More Information." Parenthetical section references under this heading are references to sections of the indenture.

General

     The indenture does not limit the aggregate principal amount of debt securities that Resources may issue and provides that it may issue debt securities under the indenture from time to time in one or more series as provided in a supplemental indenture or a resolution of its board of directors. (Section 2.1).

     Resources will describe in each prospectus supplement the following terms that apply to the debt securities offered under that prospectus supplement:

     o    the title of the series of debt securities;

     o any limit on the aggregate principal amount of the debt securities of the series;

     o    the dates on which Resources must pay principal;

     o the rates at which the debt securities will bear interest or the manner in which interest will be determined, if any interest is payable;

     o the dates from which any interest will accrue, the dates on which Resources must pay interest and the record date for determining who is entitled to any interest payment;

     o    the places where Resources must pay the debt securities;

     o the terms and conditions on which Resources may redeem the debt securities;

     o    the terms and conditions of any sinking fund;

     o if other than denominations of $1,000 and integral multiples thereof, then the denominations in which Resources may issue the debt securities;

     o if other than the principal amount of the securities, then the amount Resources will pay if the maturity of the debt securities is accelerated;

     o whether the debt securities will be issued as securities registered with the registrar, not registered with the registrar or both;

     o whether Resources will issue the debt securities in the form of one or more global securities and, if so, the identity of the depository for the global security or securities;

     o if other than the currency of the United States, then the currencies, or composite currencies, in which the debt securities will be denominated and in which Resources will make payments on the debt securities;

     o if Resources or a holder may elect to have the principal or interest on the debt securities be payable in a currency other than the securities' stated currency, then the terms of such election;

     o if the principal or interest payable is determined with reference to an index based on currency other than the debt securities' stated currency, then the manner in which the amounts will be determined; and

     o any other terms of the debt securities and any other deletions from or modifications or additions to the indenture in respect of the debt securities. (Section 2.2).

Alliant Energy Guarantee

     Alliant Energy has agreed under the indenture to fully and unconditionally guarantee the payment of the principal of, and premium, if any, and interest on, the debt securities as these items become due and payable, whether at maturity, upon redemption or otherwise, according to the terms of the debt securities and the indenture. Alliant Energy will determine, at least one business day prior to the date upon which a payment of principal of, and premium, if any, or interest on, any series of debt securities is due and payable, whether Resources has available the funds to make these payments as they become due and payable. If Resources fails to pay principal, premium, if any, or interest, then Alliant Energy will cause these payments to be made as they become due and payable, whether at maturity, upon redemption, or otherwise, as if these payments were made by Resources. Alliant Energy's obligations will be unconditional regardless of the validity or enforceability of, or the absence of any action to enforce, the debt securities or the indenture, any waiver or consent by a holder of debt securities, the recovery of any judgment against Resources or any action to enforce a judgment against Resources. Alliant Energy will be subrogated to all rights of a holder of debt securities against Resources with respect to any amounts paid by Alliant Energy pursuant to the guarantee.

Ranking

     The debt securities will be senior, unsecured and unsubordinated obligations of Resources, ranking equally and ratably with all its other senior, unsecured and unsubordinated obligations. Because Resources is a holding company and conducts substantially all of its operations through its subsidiaries, the rights of its creditors, including those under the debt securities, to participate in any distributions of the assets of any of Resources' subsidiaries or joint ventures, upon liquidation or reorganization or otherwise, are necessarily subject, and therefore will be effectively subordinated, to the prior claims of creditors of any of Resources' subsidiaries or joint ventures, except to the extent Resources' claims as a creditor may be recognized.

     In addition, the guarantees will be unsecured obligations of Alliant Energy and will rank equally with all other unsecured and unsubordinated indebtedness of Alliant Energy. Because Alliant Energy is a holding company that conducts substantially all of its operations through subsidiaries, including Resources, the right of Alliant Energy, and hence the right of creditors of Alliant Energy, including holders of the debt securities through the guarantees, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of such subsidiaries, except to the extent that claims of Alliant Energy itself as a creditor of the subsidiary may be recognized.

     The debt securities will also be effectively subordinated to all of Resources' future secured indebtedness, and the related guarantees will be effectively subordinated to all future secured indebtedness of Alliant Energy.

Payments

     Unless Resources otherwise states in the prospectus supplement, Resources will pay principal of, and premium, if any, and interest on, the debt securities at the office or agency it maintains for that purpose, initially the corporate trust office of the trustee. Resources may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but Resources must maintain a paying agent in each place where payments on the debt securities are payable. (Section 2.04). Resources may pay interest on debt securities it issues in registered form by check mailed to the address of the persons entitled to the payments. Resources will pay interest on debt securities issued in registered form on any interest payment date to the registered owners of the debt securities at the close of business on the regular record date for the interest payment date. (Section 2.05) All moneys Resources pays to the paying agent for the payment of the principal of, or premium, if any, or interest on, any debt securities that remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to Resources and the holder of the debt securities will thereafter look only to Resources for payment of any such amounts. (Section 4.05).

Purchase and Cancellation

     Resources may at any time purchase debt securities in the open market or otherwise at any price, subject to applicable U.S. securities laws. Any debt securities so purchased must be promptly surrendered to the trustee for cancellation.

     All debt securities that Resources redeems or purchases will promptly be canceled. Any debt securities in certificated form so canceled will be forwarded to or to the order of the trustee and may not be reissued or resold. (Section 2.13).

U.S. Federal Income Tax Considerations

     Resources may issue the debt securities as original issue discount securities, bearing no interest or bearing interest at a rate, which, at the time of issuance, is below market rates, to be sold at a substantial discount below their principal amount. Resources will describe some special U.S. federal income tax and other considerations applicable to any debt securities that are issued as original issue discount securities in the applicable prospectus supplement.

     If the purchase price of any debt securities is payable in one or more foreign currencies or composite currencies, if any debt securities are denominated in one or more foreign currencies or composite currencies or if any payments on the debt securities are payable in one or more foreign currencies or composite currencies, then Resources will describe the restrictions, elections, some U.S. federal income tax considerations, specific terms and other information about the debt securities and the foreign currency or composite currencies in the prospectus supplement.

Book-Entry Procedures and Form

Global Notes: Book-Entry Form

     Resources may issue the debt securities of a series in whole or in part in the form of one or more global debt securities that it will deposit with a depository or its nominee that Resources identifies in the applicable prospectus supplement.

     Resources will describe the specific terms of the depository arrangement covering the debt securities in the prospectus supplement relating to that series. Resources anticipates that the following provisions will apply to all depository arrangements.

     Upon the issuance of a series of debt securities in the form of one or more global securities, the depository for that series or its custodian will credit, on its book-entry registration and transfer system, the principal amount of debt securities of the individual beneficial interests represented by these global securities to the respective accounts of persons who have accounts with the depository. Ownership of beneficial interests in the global securities will be shown on, and the transfer of this ownership will be effected only through, records maintained by the depository or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants. These accounts initially will be designated by or on behalf of the underwriters or agents, or by Resources if it offers and sells the debt securities directly, and ownership of beneficial interests in the global securities will be limited to participants or persons who hold interests through participants. Holders of debt securities may hold their interests in the global securities directly through the depository if they are participants in that system, or indirectly through organizations which are participants in that system. The laws of some states of the United States may require that some purchasers of securities take physical delivery of the securities in definitive registered form. These limits and laws may impair your ability to own, transfer or pledge interests in the global securities.

     So long as the depository, or its nominee, is the registered owner or holder of a global security, the depository or its nominee, as the case may be, will be considered the sole owner or holder of debt securities represented by the global security for all purposes under the indenture. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with the depository's procedures, in addition to those provided for under the indenture with respect to the debt securities.

     Resources will make payments of the principal of, and premium, if any, and interest on, the global securities to the depository or its nominee, as the case may be, as the registered owner of the global securities. None of Resources, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     Resources expects that the depository or its nominee, upon receipt of any payment of principal of and premium, if any, and interest on the global securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the depository or its nominee. Resources also expects that payments by participants to owners of beneficial interests in the global securities held through the participants will be governed by standing instructions and customary practice, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. These payments will be the responsibility of such participants. Transfers between participants in the depository will be effected in the ordinary way through the depository's settlement system in accordance with the depository rules and will be settled in same day funds.

Certificated Notes

     Resources will issue debt securities of a series in certificated form in exchange for global securities if:

     o the depository notifies Resources that it is unwilling or unable to continue as a depository for the series of debt securities or ceases to be a "clearing agency" registered under the Securities Exchange Act of 1934 and a successor depository is not appointed by Resources within 90 days of such notice; or

     o Resources determine that the debt securities will no longer be represented by global notes. (Section 2.15).

Restrictive Covenants

     Except as otherwise set forth under "-- Defeasance and Covenant Defeasance" below, for so long as any debt securities remain outstanding or any amount remains unpaid on any of the debt securities, Resources will comply with the terms of the covenants set forth below. For purposes of these covenants, "debt" is defined in the indenture as all of Resources' obligations evidenced by bonds, debentures, notes or similar evidences of indebtedness in each case for money borrowed. For purposes of these covenants, "lien" is defined in the indenture as any mortgage, lien, pledge, security interest or other encumbrance. The term "lien" does not include any easements, rights-of-way, restrictions and other similar encumbrances and encumbrances consisting of zoning restrictions, leases, subleases, licenses, sublicenses, restrictions on the use of property or defects in the title to property. (Section 1.01).

Limitation on Liens

     The indenture provides that Resources will not, and Resources will not permit any of its subsidiaries to, issue, assume or guarantee any debt if the debt is secured by any lien upon any of Resources' or its subsidiaries' property or assets other than cash, without effectively securing the outstanding debt securities, together with any other indebtedness or obligation then existing or thereafter created ranking equally with the debt securities, equally and ratably with the debt. This limitation does not apply to:

     o liens in existence on the date of original issuance of the debt securities;

     o subject to some conditions, any lien created or arising over any property or assets that Resources or any of its subsidiaries acquire, construct or create;

     o any lien to secure the debt incurred by Resources or its subsidiaries in connection with a specifically identifiable project where the lien relates and is confined to a property involved in that project and acquired by Resources or its subsidiaries after the date of original issuance of the debt securities and the recourse of the creditors in respect of the debt is limited to any or all of that project and property;

     o any lien securing amounts not more than 90 days overdue or otherwise being contested in good faith;

     o rights of financial institutions to offset credit balances in connection with the operation of cash management programs established for Resources' or any of its subsidiaries' benefit or in connection with the issuance of letters of credit for Resources' or any of its subsidiaries' benefit;

     o any lien securing debt incurred by Resources or any of its subsidiaries in connection with the financing of accounts receivable;

     o any lien incurred in the ordinary course of business, including any mechanics', materialmen's, carriers', workmen's, vendors' or other like liens and any liens securing amounts in connection with workers' compensation, unemployment insurance and other types of social security;

     o any lien upon specific items of Resources' or any of its subsidiaries' inventory or other goods and proceeds securing Resources' or any of its subsidiaries' obligations in respect of bankers' acceptances issued or created to facilitate the purchase, shipment or storage of inventory or other goods;

     o any lien incurred or deposits made securing the performance of tenders, bids, leases, trade contracts other than for borrowed money, statutory obligations, surety bonds, appeal bonds, government contracts, performance bonds, return-of-money bonds and other obligations of like nature incurred by Resources or any of its subsidiaries in the ordinary course of business;

     o any lien constituted by a right of set off or right over a margin call account or any form of cash or cash collateral or any similar arrangement for obligations incurred by Resources or any of its subsidiaries in respect of the hedging or management of risks involving derivative instruments;

     o any lien arising out of title retention or like provisions in connection with the purchase of goods and equipment by Resources or any of its subsidiaries in the ordinary course of business;

     o any lien securing reimbursement obligations under letters of credit, guarantees and other forms of credit enhancement given in connection with the purchase of goods and equipment by Resources or any of its subsidiaries in the ordinary course of business;

     o liens on any property or assets acquired from an entity with which Resources or any of its subsidiaries merge and that is not created in anticipation of any such transaction, unless the lien was created to secure or provide for the payment of any part of the purchase price of the entity;

     o any lien on any property or assets existing at the time of acquisition by Resources or any of its subsidiaries and which is not created in anticipation of the acquisition, unless the lien was created to secure or provide for the payment of any part of the purchase price of the property or assets;

     o liens required by any contract or statute to permit Resources or any of its subsidiaries to perform any contract or subcontract made by Resources or any of its subsidiaries with a governmental entity, or to secure payments by Resources or any of its subsidiaries to a governmental entity under the provisions of any contract or statute;

     o any lien securing industrial revenue, development or similar bonds issued by Resources or any of its subsidiaries or for Resources' or any of its subsidiaries' benefit, provided that these bonds are nonrecourse to Resources or any of its subsidiaries;

     o any lien securing taxes or assessments or other applicable governmental charges or levies;

     o any lien that arises under any order of attachment, or similar legal process arising in connection with court proceedings and any lien that secures the reimbursement obligation for any bond obtained in connection with an appeal taken in any court proceeding, so long as the enforcement of the lien arising in connection with such legal process is effectively stayed and the claims secured by the lien are being contested in good faith, or any lien in favor of a plaintiff or defendant in any action before a court or tribunal as security for costs or expenses;

     o any lien arising by operation of law or by order of a court or any lien arising by an agreement of similar effect, including judgment liens; or

     o any extension, renewal or replacement of any liens referred to in the clauses above, for amounts not exceeding the principal amount of the debt secured by the lien so extended, renewed or replaced, so long as the extension, renewal or replacement lien is limited to all or a part of the same property or assets that were covered by the lien that was extended, renewed or replaced, plus improvements on such property or assets. (Section 4.03).

     Although the indenture limits Resources' and its subsidiaries' ability to incur liens as set forth above, the indenture nevertheless provides that Resources and its subsidiaries may create or permit to exist liens over any of Resources' and its subsidiaries' property or assets so long as the aggregate amount of debt secured by all liens that Resources or its subsidiaries incur, excluding the amount of debt secured by liens set forth in the clauses above, does not exceed 10% of Alliant Energy's Consolidated Net Tangible Assets. "Consolidated Net Tangible Assets" is defined in the indenture as the total of all assets, including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise, appearing on the most recent consolidated balance sheet of Alliant Energy as of the date of determination, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets, less the aggregate of the consolidated current liabilities of Alliant Energy appearing on such balance sheet. (Section 1.01).

Limitation on Sale and Lease-Back Transactions

     The indenture provides that Resources will not enter into any arrangement with any entity providing for the lease by Resources of any of the assets that it has sold, transferred or agreed to sell or transfer to that entity unless:

     o the transaction involves a lease for a temporary period not to exceed three years;

     o    the transaction is between Resources and one of its affiliates;

     o Resources would be entitled to incur debt secured by a lien on the assets or property involved in the transaction at least equal to the Attributable Debt with respect to the transaction, without equally and ratably securing the debt securities, as described under "-- Limitation on Liens" above, other than as described in the final paragraph of "-- Limitation on Liens."

     o Resources enters into the transaction within 270 days after its initial acquisition of the assets or property subject to the transaction;

     o the aggregate amount of all Attributable Debt with respect to all sale and lease-back transactions then in effect does not exceed 10% of Alliant Energy's Consolidated Net Tangible Assets; or

     o within the 12 months preceding or following the sale or transfer, regardless of whether Resources makes any sale or transfer, Resources applies, in the case of a sale or transfer for cash, an amount equal to the net proceeds of the sale or transfer and, in the case of a sale or transfer other than for cash, an amount equal to the fair value of the assets so leased at the time that Resources enters into such arrangement, to the retirement of debt, incurred or assumed by Resources which by its terms matures at, or is extendible or renewable at the option of the obligor to, a date more than 12 months after the date of incurring, assuming or guaranteeing such debt, or to an investment in any of Resources' assets. (Section 4.04).

     "Attributable Debt" is defined in the indenture as, with respect to any particular sale and lease-back transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in the sale and lease-back transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. The present value of this obligation is discounted at the rate of interest implicit in the transaction determined in accordance with U.S. generally accepted accounting principles. (Section 1.01).

Consolidation, Merger, Conveyance, Sale or Lease

     The indenture provides that Resources may, without the consent of any holders of the debt securities, consolidate or merge with, or convey, transfer or lease substantially all of its assets to, another U.S. entity so long as:

     o if Resources is not the surviving entity, then the surviving entity expressly assumes by supplemental indenture all of Resources' applicable obligations under the debt securities and the indenture;

     o immediately after giving effect to the transaction, no event of default under the debt securities and no event which, after notice or lapse of time or both, would become an event of default under the debt securities, has occurred and is continuing; and

     o either Resources or its successor delivers to the trustee an officers' certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required by the transaction, the supplemental indenture, comply with the indenture and all conditions precedent in the indenture relating to such transaction. (Section 5.01).

     In addition, Resources may assign and delegate all of its rights and obligations under the indenture, the debt securities, the supplemental indenture relating to the debt securities and all other related documents, agreements and instruments to Alliant Energy or a subsidiary of Alliant Energy, any person that owns all of Resources' capital stock or any person that owns all of the capital stock of a person that owns all of Resources' capital stock. Upon the assumption of these rights and obligations by that person, Resources will be automatically released from the obligations, provided that immediately after giving effect to the transaction, no event of default under the debt securities of any series, and no event which, after notice or lapse of time or both, would become an event of default under the debt securities or any series, has occurred and is continuing. (Section 5.05).

     The indenture also provides that Alliant Energy may, without the consent of any holders of the debt securities, consolidate or merge with, or convey, transfer or lease substantially all of its assets to, another U.S. entity so long as:

     o if Alliant Energy is not the surviving entity, then the surviving entity assumes by supplemental indenture all of Alliant Energy's obligations under the guarantees and the indenture;

     o immediately after giving effect to the transaction, no event of default under the debt securities of any series, and no event which, after notice or lapse of time or both, would become an event of default under the debt securities or any series, has occurred and is continuing; and

     o each of Alliant Energy and the successor person delivers to the trustee an officers' certificate and an opinion of counsel stating that such consolidation, merger, conveyance, transfer or lease, and if a supplemental indenture is required by the transaction, the supplemental indenture, comply with the indenture and all conditions precedent in the indenture, relating to such transaction. (Section 5.03).

Events of Default

     Any one of the following is an event of default with respect to the debt securities of a series:

     (a) if Resources or Alliant Energy fails to pay any interest on the debt securities of the series, and such failure to pay continues for 30 days;

     (b) if Resources or Alliant Energy fails to pay principal of or premium, if any, on the debt securities of the series when the same become due at maturity, upon redemption, by declaration or otherwise;

     (c) if Resources or Alliant Energy materially defaults in the performance or materially breach any of their respective covenants or obligations in the indenture, any supplemental indenture or the debt securities and this material default or breach continues for a period of 90 days after Resources or Alliant Energy receives written notice from the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities;

     (d) if Resources or Alliant Energy defaults in the payment of the principal of any bond, debenture, note or other indebtedness or in the payment of principal under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed, which default for payment of principal is in an aggregate principal amount exceeding $25,000,000 when such indebtedness becomes due and payable, if such default continues unremedied or unwaived for more than 30 business days and the time for payment of such amount has not been expressly extended;

     (e) the failure by Resources or Alliant Energy generally to pay their respective debts as they become due, or the admission in writing of Resources' or Alliant Energy's inability to pay their respective debts generally, or the making of a general assignment for the benefit of their respective creditors, or the institution of any proceeding by or against Alliant Energy or Resources, other than a proceeding that is dismissed within 180 days from its commencement, seeking to adjudicate Resources or Alliant Energy bankrupt or insolvent, or seeking insolvent liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition, of Resources or Alliant Energy or their respective debts under any law relating to bankruptcy, insolvency, reorganization, moratorium or relief of debtors, or seeking the entry of an order for relief or appointment of an administrator, receiver, trustee, intervenor or other similar official for Resources or Alliant Energy or for any substantial part of Resources' property or the property of Alliant Energy, or the taking of any action by Alliant Energy or Resources to authorize any of the actions set forth in this clause; and

     (f) a material default in the performance or material breach by Alliant Energy of any covenant or obligation of Alliant Energy contained in its guarantee of the debt securities of the series, and the continuance of such material default or breach for a period of 90 days after which Resources or Alliant Energy receive written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series. (Section 6.01). If an event of default with respect to the debt securities of a series occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal amount of the outstanding debt securities of that series, and any interest accrued on the debt securities of that series, to be due and payable immediately by delivering a written notice to Resources and Alliant Energy and to the trustee if given by the holders. At any time after that declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained, the holders of a majority in principal amount of all of the debt securities of that series, by notice to the trustee, may rescind this declaration and all its consequences if all events of default have been cured or waived, other than the non-payment of principal of the outstanding debt securities of that series which has become due solely by reason of the declaration of acceleration, and that declaration of acceleration and its consequences will be automatically annulled and rescinded (Section 6.02).

     Holders of the debt securities may not enforce the indenture or the debt securities of any series, if applicable, unless:

     o the holder has previously given written notice to the trustee of a continuing event of default with respect to the debt securities of that series;

     o the holders of not less than 25% in aggregate principal amount of the debt securities of that series have made written request to the trustee to institute proceedings in respect of such event of default under the debt securities of that series in its own name as trustee;

     o the holder or holders have offered the trustee indemnity satisfactory to the trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

     o the trustee, for 60 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceedings; and

     o no direction inconsistent with such written request has been given to the trustee during the 60-day period by the holders of a majority of the outstanding aggregate principal amount of the debt securities of that series. (Section 6.06).

     However, these limitations do not apply to a suit instituted by a holder of any debt securities for the enforcement of the payment of the principal of or premium, if any, or interest on the debt securities on or after the applicable due date specified in the debt securities. (Section 6.07).

     If the trustee collects any money pursuant to an event of default under the debt securities of any series, it will pay out the money in the following order:

     o first, to the trustee for amounts due to it as compensation for its services and any indemnities owed to it;

     o second, to holders of the debt securities of that series in respect of which or for the benefit of which such money has been collected for amounts due and unpaid on the debt securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the debt securities for principal and interest; and

     o third, to the person or persons lawfully entitled thereto, or as a court of competent jurisdiction may direct. (Section 6.10).

     The trustee may fix a record date with respect to registered securities and payment date for any such payment to holders of the debt securities of the series. This record date will not be less than 10 days nor more than 60 days prior to the applicable payment date. (Section 6.10).

     Resources and Alliant Energy must deliver to the trustee annually a written statement stating that Resources and Alliant Energy have complied with all applicable conditions and covenants under the indenture or, if Resources or Alliant Energy are in default under the debt securities of any series, specifying that default. Resources and Alliant Energy are required under the indenture to deliver to the trustee, within five days after its occurrence, written notice of any event of default under the debt securities of any series or any event that, after notice or lapse of time or both, would become an event of default under the debt securities of any series. (Sections 4.07 and 4.08).

Modification of the Indenture

     Resources, Alliant Energy and the trustee generally may modify and amend the indenture or any supplemental indenture with the consent of the holders of a majority of the principal amount of the outstanding debt securities of each affected series, with each series voting as a class. These majority holders may also waive compliance by Resources or Alliant Energy with any provision of the indenture, any supplemental indenture or the debt securities of any series. However, without the consent of a holder of each debt security affected, an amendment or waiver may not:

     o reduce the amount of debt securities whose holders must consent to an amendment or waiver;

     o    change the rate or the time for payment of interest;

     o    change the principal or the fixed maturity;

     o    waive a default in the payment of principal, premium or interest;

     o    make any debt securities payable in a different currency;

     o make any change in the provisions of the indenture concerning waiver of existing defaults, right of holders of debt securities to receive payment or amendments and waivers with consent of holders of debt securities;

     o impair the right to institute suit for the enforcement of any payment on or after the stated maturity of such payment or, in the case of redemption, on or after the redemption date; or

     o modify or effect in any manner adverse to the holders the terms and conditions of Alliant Energy's obligations regarding due and punctual payment of principal of, or any premium or interest on, or any sinking fund requirements of, any debt securities subject to guarantees. (Section 9.02).

     Resources, Alliant Energy and the trustee may amend or supplement the indenture without the consent of any holder of any of the debt securities:

     o to cure any ambiguity, defect or inconsistency in the indenture, any supplemental indenture, the debt securities or the guarantees;

     o to provide for the assumption of all of Resources' obligations under the debt securities, the indenture and any supplemental indenture or of Alliant Energy's obligations under the guarantees and the indenture or any supplemental indenture by any corporation in connection with a merger or consolidation of Resources or Alliant Energy or transfer or lease of substantially all of Resources' or Alliant Energy's property and assets;

     o make any change that does not adversely affect the rights of any holder of debt securities;

     o    to add to the rights of holders of any of the debt securities;

     o to secure any debt securities as provided under the heading "--Restrictive Covenants-- Limitation on Liens";

     o to evidence the succession of another person to Resources or Alliant Energy, and the assumption by the successor person of the covenants of Resources and Alliant Energy, as the case may be, provided in the indenture or the debt securities;

     o    to establish the form or terms of any debt securities;

     o to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities and to add to or change any of the provisions of the indenture necessary to facilitate the administration of the indenture by more than one trustee; or

     o to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any debt securities, provided that such action will not adversely affect the interests of any holder of any debt security in any material respect. (Section 9.01).

Defeasance and Covenant Defeasance

     The indenture provides that Resources and Alliant Energy may elect:

     o to be discharged from any and all of Resources' respective obligations in respect of the debt securities of any series ("defeasance"), except in each case for the obligations to register the transfer or exchange of the debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payments in trust; or

     o not to comply with certain covenants ("covenant defeasance") of the indenture with respect to the debt securities described above under "-- Restrictive Covenants"

if Resources and Alliant Energy irrevocably deposit with the trustee cash or U.S. government securities or a combination of cash or U.S. government securities, in an amount sufficient, together with interest paid on the U.S. government securities, to pay, when due, the principal of, premium, if any, and interest on the outstanding debt securities of the series to maturity or redemption. (Sections 8.02 and 8.03). Resources and Alliant Energy must satisfy certain other conditions before Resources may effect defeasance or covenant defeasance. These conditions include:

     o that no event of default or event, which with notice or lapse of time would become an event of default with respect to the debt securities of the series, will have occurred and be continuing on the date of the deposit or insofar as an event of default described in clause (e) of the first paragraph under "-- Events of Default" is concerned, at any time during the period ending on the 181st day of the deposit; and

     o that the defeasance or covenant defeasance will not result in the breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument under which Resources is bound or under which Alliant Energy is bound. (Section 8.04).

     To exercise any such option, Resources or Alliant Energy, as applicable, will be required to deliver to the trustee:

     o an opinion of counsel to the effect that the holders of the debt securities to be defeased will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case absent the deposit, which in the case of defeasance must be based on a change in law or a published ruling by the U.S. Internal Revenue Service, and the deposit will not result in Resources or Alliant Energy being deemed an "investment company" required to be registered under the Investment Company Act of 1940; and

     o an officer's certificate as to compliance with all conditions precedent provided for in the indenture relating to the satisfaction and discharge of the debt securities. (Section 8.04).

     If Resources or Alliant Energy wishes to deposit or cause to be deposited money or U.S. government securities to pay or discharge the principal of, premium, if any, and interest on the outstanding debt securities of a series to and including a redemption date on which all of the outstanding debt securities of the series are to be redeemed, the redemption date will be irrevocably designated by a resolution of Resources' Board of Directors or a resolution of the Board of Directors of Alliant Energy delivered to the trustee on or prior to the date of deposit of such money or U.S. government securities, and such Board resolution will be accompanied by an irrevocable notice of the defeasance to the trustee.

     If the trustee is unable to apply any money or U.S. government securities deposited in trust to effect a defeasance or covenant defeasance by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then any obligations from which Resources or Alliant Energy had been discharged or released will be revived and reinstated as though no such deposit of moneys in trust had occurred, until the time that the trustee is permitted so to apply all of the money or U.S. government securities deposited in trust. (Section 8.06).

Governing Law

     The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of Wisconsin. (Section 10.09).

                     DESCRIPTION OF STOCK PURCHASE CONTRACTS
                            AND STOCK PURCHASE UNITS

     Alliant Energy may issue stock purchase contracts, including contracts that obligate holders to purchase from Alliant Energy, and Alliant Energy to sell to these holders, a specified number of shares of common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of stock purchase units. Stock purchase units consist of a stock purchase contract and either debt securities of Resources, debt securities of other Alliant Energy subsidiaries or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the stock purchase contracts.

     The stock purchase contracts may require Alliant Energy and/or Resources to make periodic payments to the holders of some or all of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations under these stock purchase contracts in a specified manner.

     A prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units being offered. The description in the prospectus supplement will not necessarily be complete, and you should read the stock purchase contracts and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and stock purchase contracts will be discussed in the related prospectus supplement.

                              PLAN OF DISTRIBUTION

     Alliant Energy and Resources may sell the securities in one or more of the following ways from time to time:

     o    to or through underwriters or dealers;

     o    directly to a limited number of purchasers or to a single purchaser;

     o    through agents; or

     o    any combination of these.

     The applicable prospectus supplement will set forth the terms of the offering of securities, including the name or names of any underwriters, dealers or agents, the purchase price of the securities and the proceeds to Alliant Energy or Resources from the sale, any underwriting discounts or agency fees and other items constituting underwriters' or agents' compensation and any discounts or concessions allowed or reallowed or paid to dealers.

     If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account pursuant to an underwriting agreement that Alliant Energy, Resources or both, as the case may be, will execute with the underwriters at the time an agreement for such sale is reached. Such securities may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market or varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Generally, the obligations of the underwriters to purchase securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If dealers are utilized in the sale of the securities, Alliant Energy or Resources will sell the securities to the dealers, as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale.

     Alliant Energy and Resources may sell securities directly or through agents they designate from time to time. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

     The securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for Alliant Energy. Any remarketing firm will be identified and the terms of its agreements, if any, with Alliant Energy and its compensation will be described in the applicable prospectus supplement.

     Underwriters, agents and dealers may be entitled under agreements entered into with Alliant Energy and/or Resources to be indemnified against civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that the underwriters or agents may be required to make in respect thereof. Underwriters, agents and dealers may be customers of, engage in transactions with, or perform services for Alliant Energy, Resources and their subsidiaries and affiliates in the ordinary course of business.

                       WHERE YOU CAN FIND MORE INFORMATION

     Alliant Energy files annual, quarterly and current reports, proxy statements and other information with the SEC. Alliant Energy and Resources also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. You may read and copy the registration statement and any other document that Alliant Energy or Resources files at the SEC's public reference room at 450 Fifth Street, N.W., Washington D.C. You can call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can also find Alliant Energy's and Resources' public filings with the SEC on the internet at a web site maintained by the SEC located at http://www.sec.gov.

     Alliant Energy and Resources are "incorporating by reference" specified documents that Alliant Energy files with the SEC, which means:

     o    incorporated documents are considered part of this prospectus;

     o Alliant Energy and Resources are disclosing important information to you by referring you to those documents; and

     o information Alliant Energy files with the SEC will automatically update and supersede information contained in this prospectus.

     Alliant Energy and Resources incorporate by reference the documents listed below and any future filings Alliant Energy makes with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of the securities pursuant to this prospectus:

     o Alliant Energy's Annual Report on Form 10-K for the year ended December 31, 2002;

     o the description of Alliant Energy's common stock contained in its Registration Statement on Form 8-B, dated April 1, 1988, and any amendment or report updating that description; and

     o the description of Alliant Energy's common share purchase rights contained in its Registration Statement on Form 8-A, dated January 20, 1999, and any amendment or report updating that description.

Some of these reports, however, are or may be filed on a combined basis with Alliant Energy's direct subsidiaries, Interstate Power and Light Company and Wisconsin Power and Light Company. Information contained in these reports relating to these entities is filed by them on their own behalf and not by Alliant Energy.

     You may request a copy of any of these filings, at no cost, by writing to
F. J. Buri, Corporate Secretary, Alliant Energy Corporation, 4902 North Biltmore Lane, Madison, Wisconsin 53718, or by calling Mr. Buri at (608) 458-3311.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for Alliant Energy and Resources by Foley & Lardner.

                                     EXPERTS

     The consolidated financial statements and the related financial statement schedules of Alliant Energy incorporated in this registration statement by reference from Alliant Energy's Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        Securities and Exchange Commission filing fee..............  $  32,360
        Legal fees and expenses....................................    200,000
        Accounting fees and expenses...............................    120,000
        Printing expenses..........................................    100,000
        Trustee fees and expenses..................................     15,000
        Miscellaneous..............................................     22,640
                                                                     ---------
             Total expenses........................................  $ 490,000
                                                                     =========

     All of the above fees and expenses will be paid by Alliant Energy Corporation and Alliant Energy Resources, Inc. (the "Registrants"). Other than the Securities and Exchange Commission filing fee, all fees and expenses are estimated.

Item 15. Indemnification of Directors and Officers.

     Pursuant to the provisions of the Wisconsin Business Corporation Law and
Article VIII of the Registrants' Bylaws, directors and officers of the Registrants are entitled to mandatory indemnification from the Registrants against certain liabilities (which may include liabilities under the Securities Act of 1933) and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding; and (ii) in proceedings in which the director or officer is not successful in defense thereof, unless it is determined that the director or officer breached or failed to perform his or her duties to either Registrant and such breach or failure constituted: (a) a willful failure to deal fairly with either Registrant or its shareowners in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of criminal law unless the director or officer had a reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. Additionally, under the Wisconsin Business Corporation Law, directors of the Registrants are not subject to personal liability to the Registrants, their shareowners or any person asserting rights on behalf thereof, for certain breaches or failures to perform any duty resulting solely from their status as directors, except in circumstances paralleling those outlined in (a) through (d) above.

     The indemnification provided by the Wisconsin Business Corporation Law and the Registrants' Bylaws is not exclusive of any other rights to which a director or officer of the Registrants may be entitled. The Registrants also carry directors' and officers' liability insurance.

Item 16. Exhibits and Financial Statement Schedules.

     The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings.

     (a)  Each of the undersigned Registrants hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on April 2, 2003.

                             ALLIANT ENERGY CORPORATION


                             By: /s/ Erroll B. Davis, Jr.
                                 --------------------------------------
                                 Erroll B. Davis, Jr.
                                 Chairman, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                      Title                                        Date
       ---------                                      -----                                        ----

/s/ Erroll B. Davis, Jr.                    Chairman, President and Chief                      April 2, 2003
--------------------------------            Executive Officer and Director
Erroll B. Davis, Jr.                        (Principal Executive Officer)

/s/ Thomas M. Walker                        Executive Vice President and Chief                 April 2, 2003
--------------------------------            Financial Officer (Principal
Thomas M. Walker                            Financial Officer)

/s/ John E. Kratchmer                       Vice President- Controller and Chief               April 2, 2003
--------------------------------            Accounting Officer (Principal
John E. Kratchmer                           Accounting Officer)

          *                                 Director                                           April 2, 2003
--------------------------------
Alan B. Arends

          *                                 Director                                           April 2, 2003
--------------------------------
Jack B. Evans

          *                                 Director                                           April 2, 2003
--------------------------------
Joyce L. Hanes

          *                                 Director                                           April 2, 2003
--------------------------------
Lee Liu

          *                                 Director                                           April 2, 2003
--------------------------------
Katharine C. Lyall

          *                                 Director                                           April 2, 2003
--------------------------------
Singleton B. McAllister


       Signature                                      Title                                        Date
       ---------                                      -----                                        ----


          *                                 Director                                           April 2, 2003
--------------------------------
David A. Perdue

          *                                 Director                                           April 2, 2003
--------------------------------
Judith D. Pyle

          *                                 Director                                           April 2, 2003
--------------------------------
Robert W. Schlutz

          *                                 Director                                           April 2, 2003
--------------------------------
Wayne H. Stoppelmoor

          *                                 Director                                           April 2, 2003
--------------------------------
Anthony R. Weiler

*By: /s/ Erroll B. Davis, Jr.
     ---------------------------
     Erroll B. Davis, Jr.
     Attorney-in-fact

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of Wisconsin, on April 2, 2003.

                                       ALLIANT ENERGY RESOURCES, INC.


                                       By: /s/ Erroll B. Davis, Jr.
                                           -------------------------------------
                                           Erroll B. Davis, Jr.
                                           Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                      Title                                        Date
       ---------                                      -----                                        ----

/s/ Erroll B. Davis, Jr.                    Chairman, President and Chief                      April 2, 2003
--------------------------------            Executive Officer and Director
Erroll B. Davis, Jr.                        (Principal Executive Officer)

/s/ Thomas M. Walker                        Executive Vice President and Chief                 April 2, 2003
--------------------------------            Financial Officer (Principal
Thomas M. Walker                            Financial Officer)

/s/ John E. Kratchmer                       Vice President- Controller and Chief               April 2, 2003
--------------------------------            Accounting Officer (Principal
John E. Kratchmer                           Accounting Officer)

          *                                 Director                                           April 2, 2003
--------------------------------
Alan B. Arends

          *                                 Director                                           April 2, 2003
--------------------------------
Jack B. Evans

          *                                 Director                                           April 2, 2003
--------------------------------
Joyce L. Hanes

          *                                 Director                                           April 2, 2003
--------------------------------
Lee Liu

          *                                 Director                                           April 2, 2003
--------------------------------
Katharine C. Lyall

          *                                 Director                                           April 2, 2003
--------------------------------
Singleton B. McAllister


       Signature                                      Title                                        Date
       ---------                                      -----                                        ----


          *                                 Director                                           April 2, 2003
--------------------------------
David A. Perdue

          *                                 Director                                           April 2, 2003
--------------------------------
Judith D. Pyle

          *                                 Director                                           April 2, 2003
--------------------------------
Robert W. Schlutz

          *                                 Director                                           April 2, 2003
--------------------------------
Wayne H. Stoppelmoor

          *                                 Director                                           April 2, 2003
--------------------------------
Anthony R. Weiler

*By: /s/ Erroll B. Davis, Jr.
     ---------------------------
     Erroll B. Davis, Jr.
     Attorney-in-fact

                                  EXHIBIT INDEX

Exhibit
Number                             Document Description
------                             --------------------

(1.1)     Form of Underwriting Agreement for Common Stock.*

(1.2)     Form of Underwriting Agreement for Debt Securities.*

(1.3) Form of Underwriting Agreement for Stock Purchase Contracts or Stock Purchase Units.*

(4.1) Restated Articles of Incorporation of Alliant Energy Corporation ("Alliant Energy"), as amended (incorporated by reference to Exhibit
          3.2 to Alliant Energy's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999).

(4.2) Rights Agreement, dated January 20, 1999, between Alliant Energy and Wells Fargo Bank Minnesota, N.A., successor (incorporated by reference to Exhibit 4.1 to Alliant Energy's Registration Statement on Form 8-A, dated January 20, 1999).

(4.3) Indenture of Mortgage or Deed of Trust dated August 1, 1941, between Wisconsin Power and Light Company ("WP&L") and U.S. Bank National Association ("U.S. Bank") and Robert T. Jones, successor, as Trustees, filed as Exhibit 7(a) in File No. 2-6409, and the indentures supplemental thereto dated, respectively, January 1, 1948, September 1, 1948, June 1, 1950, April 1, 1951, April 1, 1952, September 1,
          1953, October 1, 1954, March 1, 1959, May 1, 1962, August 1, 1968,
          June 1, 1969, October 1, 1970, July 1, 1971, April 1, 1974, December 1, 1975, May 1, 1976, May 15, 1978, August 1, 1980, January 15, 1981,
          August 1, 1984, January 15, 1986, June 1, 1986, August 1, 1988,
          December 1, 1990, September 1, 1991, October 1, 1991, March 1, 1992, May 1, 1992, June 1, 1992 and July 1, 1992 (Second Amended Exhibit 7(b) in File No. 2-7361; Amended Exhibit 7(c) in File No. 2-7628; Amended Exhibit 7.02 in File No. 2-8462; Amended Exhibit 7.02 in File No. 2-8882; Second Amendment Exhibit 4.03 in File No. 2-9526; Amended
          Exhibit 4.03 in File No. 2-10406; Amended Exhibit 2.02 in File No. 2-11130; Amended Exhibit 2.02 in File No. 2-14816; Amended Exhibit
          2.02 in File No. 2-20372; Amended Exhibit 2.02 in File No. 2-29738; Amended Exhibit 2.02 in File No. 2-32947; Amended Exhibit 2.02 in File No. 2-38304; Amended Exhibit 2.02 in File No. 2-40802; Amended Exhibit
          2.02 in File No. 2-50308; Exhibit 2.01(a) in File No. 2-57775; Amended
          Exhibit 2.02 in File No. 2-56036; Amended Exhibit 2.02 in File No. 2-61439; Exhibit 4.02 in File No. 2-70534; Amended Exhibit 4.03 in File No. 2-70534; Exhibit 4.02 in File No. 33-2579; Amended Exhibit
          4.03 in File No. 33-2579; Amended Exhibit 4.02 in File No. 33-4961;
          Exhibit 4.24 in File No. 33-45726, Exhibit 4.25 in File No. 33-45726,
          Exhibit 4.26 in File No. 33-45726, Exhibit 4.27 in File No. 33-45726,
          Exhibit 4.1 to WP&L's Form 8-K dated March 9, 1992, Exhibit 4.1 to WP&L's Form 8-K dated May 12, 1992, Exhibit 4.1 to WP&L's Form 8-K dated June 29, 1992 and Exhibit 4.1 to WP&L's Form 8-K dated July 20,
          1992).

(4.4) Indenture, dated as of June 20, 1997, between WP&L and U.S. Bank, as Trustee, relating to debt securities (incorporated by reference to Exhibit 4.33 to Amendment No. 2 to WP&L's Registration Statement on Form S-3 (Registration No. 33-60917)).

(4.5) Officers' Certificate, dated as of June 25, 1997, creating WP&L's 7% debentures due June 15, 2007 (incorporated by reference to Exhibit 4 to WP&L's Form 8-K, dated June 25, 1997).

(4.6) Officers' Certificate, dated as of October 27, 1998, creating WP&L's 5.7% debentures due October 15, 2008 (incorporated by reference to Exhibit 4 to WP&L's Form 8-K, dated October 27, 1998).


-------------------------
  * To be filed by amendment or under subsequent Current Report on form 8-K.

Exhibit
Number                             Document Description
------                             --------------------

(4.7) Officers' Certificate, dated as of March 1, 2000, creating WP&L's 7-5/8% debentures due March 1, 2010 (incorporated by reference to Exhibit 4 to WP&L's Form 8-K, dated March 1, 2000).

(4.8) Indenture of Mortgage and Deed of Trust, dated as of September 1, 1993, between Interstate Power and Light Company ("IP&L") and Bank One Trust Company, National Association ("Bank One Trust"), successor, as Trustee (incorporated by reference to Exhibit 4(c) to IP&L's Form 10-Q for the quarter ended September 30, 1993), and the indentures supplemental thereto dated, respectively, October 1, 1993, November 1, 1993, March 1, 1995, September 1, 1996 and April 1, 1997 (Exhibit 4(d) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(e) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(b) in IP&L's Form 10-Q dated May 12, 1995, Exhibit 4(c)(i) in IP&L's Form 8-K dated September 19, 1996 and Exhibit 4(a) in IP&L's Form 10-Q dated May 14, 1997).

(4.9) Indenture of Mortgage and Deed of Trust, dated as of August 1, 1940, between IP&L and Bank One Trust, successor, as Trustee (incorporated by reference to Exhibit 2(a) to IP&L's Registration Statement, File No. 2-25347), and the indentures supplemental thereto dated, respectively, March 1, 1941, July 15, 1942, August 2, 1943, August 10, 1944, November 10, 1944, August 8, 1945, July 1, 1946, July 1, 1947,
          December 15, 1948, November 1, 1949, November 10, 1950, October 1, 1951, March 1, 1952, November 5, 1952, February 1, 1953, May 1, 1953,
          November 3, 1953, November 8, 1954, January 1, 1955, November 1, 1955, November 9, 1956, November 6, 1957, November 4, 1958, November 3, 1959, November 1, 1960, January 1, 1961, November 7, 1961, November 6, 1962, November 5, 1963, November 4, 1964, November 2, 1965, September 1, 1966, November 30, 1966, November 7, 1967, November 5, 1968,
          November 1, 1969, December 1, 1970, November 2, 1971, May 1, 1972,
          November 7, 1972, November 7, 1973, September 10, 1974, November 5, 1975, July 1, 1976, November 1, 1976, December 1, 1977, November 1, 1978, December 1, 1979, November 1, 1981, December 1, 1980, December 1, 1982, December 1, 1983, December 1, 1984, March 1, 1985, March 1,
          1988, October 1, 1988, May 1, 1991, March 1, 1992, October 1, 1993,
          November 1, 1993, March 1, 1995, September 1, 1996 and April 1, 1997 (Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 2(a) in File No. 2-25347,
          Exhibit 2(a) in File No. 2-25347, Exhibit 4.10 in IP&L's Form 10-K for the year 1966, Exhibit 4.10 in IP&L's Form 10-K for the year 1966,
          Exhibit 4.10 in IP&L's Form 10-K for the year 1967, Exhibit 4.10 in IP&L's Form 10-K for the year 1968, Exhibit 4.10 in IP&L's Form 10-K for the year 1969, Exhibit 1 in IP&L's Form 8-K dated December 1970,
          Exhibit 2(g) in File No. 2-43131, Exhibit 1 in IP&L's Form 8-K dated May 1972, Exhibit 2(i) in File No. 2-56078, Exhibit 2(j) in File No. 2-56078, Exhibit 2(k) in File No. 2-56078, Exhibit 2(l) in File No. 2-56078, Exhibit 1 in IP&L's Form 8-K dated July 1976, Exhibit 1 in IP&L's Form 8-K dated December 1976, Exhibit 2(o) in File No. 2-60040,
          Exhibit 1 in IP&L's Form 10-Q dated June 30, 1979, Exhibit 2(q) in Form S-16 in File No. 2-65996, Exhibit 2 in IP&L's Form 10-Q dated March 31, 1982, Exhibit 4(s) in IP&L's Form 10-K for the year 1981,
          Exhibit 4(t) in IP&L's Form 10-K for the year 1982, Exhibit 4(u) in IP&L's Form 10-K for the year 1983, Exhibit 4(v) in IP&L's Form 10-K for the year 1984, Exhibit 4(w) in IP&L's Form 10-K for the year 1984,
          Exhibit 4(b) in IP&L's Form 10-Q dated May 12, 1988, Exhibit 4(c) in IP&L's Form 10-Q dated November 10, 1988, Exhibit 4(d) in IP&L's Form 10-Q dated August 13, 1991, Exhibit 4(c) in IP&L's Form 10-K for the year 1991, Exhibit 4(a) in IP&L's Form 10-Q dated November 12, 1993,
          Exhibit 4(b) in IP&L's Form 10-Q dated November 12, 1993, Exhibit 4(a) in IP&L's Form 10-Q dated May 12, 1995, Exhibit 4(f) in IP&L's Form 8-K dated September 19, 1996 and Exhibit 4(b) in IP&L's Form 10-Q dated May 14, 1997).

Exhibit
Number                             Document Description
------                             --------------------

(4.10) Indenture or Deed of Trust dated as of February 1, 1923, between IP&L and Bank One Trust, successor, and Lawrence Dillard, successor, as Trustees (incorporated by reference to Exhibit B-1 to File No. 2-1719), and the indentures supplemental thereto dated, respectively, May 1, 1940, May 2, 1940, October 1, 1945, October 2, 1945, January 1,
          1948, September 1, 1950, February 1, 1953, October 2, 1953, August 1, 1957, September 1, 1962, June 1, 1967, February 1, 1973, February 1, 1975, July 1, 1975, September 2, 1975, March 10, 1976, February 1,
          1977, January 1, 1978, March 1, 1979, March 1, 1980, May 31, 1986,
          July 1, 1991, September 1, 1992 and December 1, 1994 (Exhibit B-1-k in File No. 2-4921, Exhibit B-1-l in File No. 2-4921, Exhibit 7(m) in File No. 2-8053, Exhibit 7(n) in File No. 2-8053, Exhibit 7(o) in File No. 2-8053, Exhibit 4(e) in File No. 33-3995, Exhibit 4(b) in File No. 2-10543, Exhibit 4(q) in File No. 2-10543, Exhibit 2(b) in File No. 2-13496, Exhibit 2(b) in File No. 2-20667, Exhibit 2(b) in File No. 2-26478, Exhibit 2(b) in File No. 2-46530, Exhibit 2(aa) in File No. 2-53860, Exhibit 2(bb) in File No. 2-54285, Exhibit 2(bb) in File No. 2-57510, Exhibit 2(cc) in File No. 2-57510, Exhibit 2(ee) in File No. 2-60276, Exhibit 2 in File No. 0-849, Exhibit 2 in File No. 0-849,
          Exhibit 2 in File No. 0-849, Exhibit 4(g) in File No. 33-3995, Exhibit 4(h) in File No. 0-849, Exhibit 4(m) in File No. 0-849 and Exhibit 4(f) in File No. 0-4117-1).

(4.11) Indenture (For Unsecured Subordinated Debt Securities), dated as of December 1, 1995, between IP&L and Bank One Trust, successor, as Trustee (incorporated by reference to Exhibit 4(i) to IP&L's Amendment No. 1 to Registration Statement, File No. 33-62259).

(4.12) Indenture (For Senior Unsecured Debt Securities), dated as of August 1, 1997, between IP&L and Bank One Trust, successor, as Trustee (incorporated by reference to Exhibit 4(j) to IP&L's Registration Statement, File No. 333-32097).

(4.13) Officers' Certificate, dated as of August 4, 1997, creating IP&L's 6-5/8% Senior Debentures, Series A, due 2009 (incorporated by reference to Exhibit 4.12 to IP&L's Annual Report on Form 10-K for the year ended December 31, 2000).

(4.14) Officers' Certificate, dated as of March 6, 2001, creating IP&L's 6-3/4% Senior Debentures, Series B, due 2011 (incorporated by reference to Exhibit 4 to IP&L's Form 8-K, dated March 6, 2001).

(4.15) The Original through the Nineteenth Supplemental Indentures of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, successor, as Trustee, dated January 1, 1948 securing First Mortgage Bonds (incorporated by reference to Exhibits 4(b) through 4(t) to Interstate Power Company's ("IPC") Registration Statement No. 33-59352 dated March 11, 1993).

(4.16) Twentieth Supplemental Indenture of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, successor, as Trustees, dated May 15, 1993 (incorporated by reference to Exhibit 4(u) to IPC's Registration Statement No. 33-59352 dated March 11, 1993).

(4.17) Twenty-First Supplemental Indenture of IP&L, successor, to JPMorgan Chase Bank and James P. Freeman, as Trustees, dated December 31, 2001 (incorporated by reference to Exhibit 4.3 to IP&L's Form 8-K, dated January 1, 2002).

(4.18) Indenture, dated as of November 4, 1999, among Alliant Energy Resources, Inc. ("Resources"), Alliant Energy, as Guarantor, and U.S. Bank, as Trustee (incorporated by reference to Exhibit 4.1 to Resources' and Alliant Energy's Registration Statement on Form S-4 (Reg. No. 333-92859)), and the indentures supplemental thereto dated, respectively, November 4, 1999, February 1, 2000, November 15, 2001 and December 26, 2002 (Exhibit 4.2 in Resources' and Alliant Energy's Registration Statement on Form S-4 (Registration No. 333-92859),
          Exhibit 99.4 in Alliant Energy's Form 8-K dated February 1, 2000,
          Exhibit 4.4 in Resources' and Alliant Energy's Registration Statement on Form S-4 (Registration No. 333-75020) and Exhibit 4.16a in Alliant Energy's Annual Report on Form 10-K for the year ended December 31,
          2002).

Exhibit
Number                             Document Description
------                             --------------------

(4.19)    Form of Stock Purchase Contract Agreement.*

(4.20)    Form of Supplemental Indenture relating to Debt Securities.*

          Pursuant to Item 601(b)(4)(iii) of Regulation S-K, Alliant Energy agrees to furnish to the Securities and Exchange Commission, upon request, any instrument defining the rights of holders of long-term debt not being registered that is not filed as an exhibit to this Registration Statement on Form S-3. No such instrument authorizes securities in excess of 10% of the total assets of Alliant Energy.

(5)       Opinion of Foley & Lardner (including consent of counsel).

(12)      Computation of ratios of earnings to fixed charges.

(23.1)    Consent of Foley & Lardner (filed as part of Exhibit (5)).

(23.2)    Consent of Deloitte & Touche LLP.

(24)      Powers of attorney.

(25) Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association.

Documents incorporated by reference to filings made by Alliant Energy under the Securities Exchange Act of 1934, as amended (the "1934 Act"), are under File No. 1-9894. Documents incorporated by reference to filings made by WP&L under the 1934 Act are under File No. 0-337. Documents incorporated by reference to filings made by IP&L under the 1934 Act are under File No. 0-4117-1. Documents incorporated by reference to filings made by IPC under the 1934 Act are under File No. 1-3632.


--------------------------
  * To be filed by amendment or under subsequent Current Report on Form 8-K.